Exhibit 99.1

IA GLOBAL, INC. CLOSES EQUITY INVESTMENT IN SLATE CONSULTING CO LTD

SAN FRANCISCO, CA August 28, 2007/Business Wire/

IA Global, Inc. (AMEX: IAO) announced today it closed a 20.25% equity investment in Slate Consulting Co Ltd (“Slate”).

Slate is a Japan headquartered Executive Search firm with operations and business entities in Tokyo, Hong Kong, Surrey, Canada; a call center in Manila, Philippines; an early stage call center in Bucharest, Romania; and British Columbia, Canada.

Founded 4 years ago by CEO Ray Valdemar Pedersen, Slate has sustained 70% year on year revenue growth since establishment and expects this grow trajectory to accelerate in the future. Slate brings to IA Global a proven data research model leveraging off-shore resources and robust customer management tools. Slate has an established customer base of more than 150 multinational clients in Tokyo, Singapore, Hong Kong, and Shanghai. Slate expects to leverage its relationship with IA Global to accelerate its plans to grow its presence in additional Asia locations and expand rapidly its operations in the European Union. Slate leverages its call centers in lower labor cost regions to identify and process candidate data in its target markets. Revenues for fiscal years 2007/8 and 2008/9 are expected to be in the $3 to $4 million range and $5 to $7 million range, respectively.

The parties agreed to value the transaction at $1,440,000 or 3,600,000 shares of common stock at $.40 per share, which was the average closing market price during the period of negotiations. In addition, IA Global has the option to increase its equity holding in Slate to 75% based on mutually agreeable terms.

The company’s COO/CFO, Mark Scott, said, “We are pleased to announce our second investment into the HR and Recruiting market sectors. We are expecting to leverage on the synergies and complementary nature of our previously announced investment in GPlus Media Co Ltd, who work in the online side of the HR/Recruiting sector. The expansion of most Asian economies is driving tremendous demand for recruiting and related services and we are now well positioned to capitalize on this demand.”

CEO, Derek Schneideman said, “The addition of Slate’s offshore call centers, regional profit centers and aggressive expansion plans for both Asia and the European Union are the next step in delivering on our promise to create a broad base of synergistic investments. Additionally, our 100% owned subsidiary Global Hotline is constantly expanding and the need for new staff and the services provided by GPlus and Slate present opportunities for expense efficiency gains.”

About IA Global, Inc.

IA Global, Inc. (“IA Global” or the “Company”) is a strategic holding Company with a dedicated focus on growth through mergers and acquisitions in the Pacific Rim region. Our mission is to identify and invest in business opportunities, apply our skills and resources to grow and enhance the performance of those businesses across all business metrics, and to deliver accelerating shareholder value.

To realize this plan, in fiscal year 2007/8 the Company is actively expanding investments in businesses in the consumer, technology, services, and health sectors, sectors with long-term growth prospects in which applying our skills and resources can add significant value to our investments. At the same time, the Company is expanding its reach to encompass the Philippines/ Singapore, India, and Hong Kong/China, and the outstanding growth opportunities and synergies these markets present.

In Japan, IA Global is 100% owner of Global Hotline, Inc., an operator of major call centers for telemarketing of telecommunications and insurance products. Since our acquisition of the Global Hotline, Inc. in June 2005, its business has expanded rapidly with the signing of significant multi-year contracts with major corporations. With these revenue streams in place, revenues in 2007/8 are expected to more than double year on year from $47 to $55 million.

In Australia, the Company has a 36% stake in Australian Secured Financial Limited and its affiliates, Australian Secured Investments Ltd, ADJ Services Pty Ltd. and Auslink Ltd (collectively, “ASFL”) which raise funds through the issuance of debentures within Australia and provide short term, secured, real property loans to businesses and investors in Australia.

For further information, contact:

Investor Relations

IA Global, Inc.

101 California Street, Suite 2450

San Francisco, CA 94111

415-946-8828 (t)

415-946-8801 (f)

ir@iaglobalinc.com

www.iaglobalinc.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements (within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934) regarding us and our business, financial condition, results of operations and prospects. Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Specifically, the comments concerning the profitability, revenue growth and potential new contracts of Global Hotline, the revenue of Slate and target sectors and markets are forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements, as a result of either the matters set forth or incorporated in this report generally or certain economic and business factors, some of which may be beyond the control of IA Global. These factors include adverse economic conditions, entry of new and stronger competitors, inadequate capital to support our operations and projections of revenues and profitability for the significant contracts. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this press release. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of the press release.